Investor Contact:
Jacquie Ross
(408) 863-2917
jross@borland.com

Media Contact:
Celine Allee
(408) 863-2916
callee@borland.com

BORLAND ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR
THE THIRD QUARTER OF 2003

SCOTTS VALLEY, Calif. – October 7, 2003 – Borland Software Corporation (Nasdaq NM: BORL) today announced preliminary financial results for its third quarter ended September 30, 2003.

The company currently expects revenue for the third quarter to be in the range of $69 to $71 million and earnings per share (EPS), including various non-operating charges, to be better than $(0.15). The company expects EPS, excluding such non-operating charges, to be break-even or slightly profitable.

“While we had anticipated that this would be a challenging quarter in light of seasonality, sales were weaker than expected,” said Borland’s president and chief executive officer, Dale L. Fuller. “Although we are disappointed with our sales execution in the third quarter, we remain confident in our strategy to extend Borland’s leadership in application lifecycle management.”

At quarter’s end, Borland took steps to realign its cost structure and strengthen its go-to-market efforts. The company reduced total headcount by approximately 125 during the third quarter.

Fuller continued: “The cost cutting measures that we are announcing today form part of our plans to upgrade our selling efforts, realign our R&D investments with revenue opportunities, and drive to a more profitable operating model. As Borland continues to evolve operationally, we maintain a strong balance sheet with over $200 million in cash, and no long-term debt. I remain confident that Borland will deliver long term value to our shareholders.”

In calculating EPS, excluding various non-operating charges, Borland utilizes a Non-GAPP financial measure of net income per share. Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Preliminary estimates (range):	Per Share
	Low	High
	(unaudited)

GAAP net loss	$(0.15)	$(0.12)
Amortization of intangible assets	0.07	0.07
Acquisition-related expenses	0.04	0.04
Restructuring	0.05	0.04
One-time gain on investment	(0.01)	(0.01)

Non-GAAP net income	$0.00	$0.02

Company to Host Conference Call

Borland will host a conference call today, October 7, 2003, at 2.30pm, Pacific Time, to discuss the preliminary results. To access the live Webcast, please visit Borland’s website at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends, and will be available through midnight October 23, 2003. The replay number is (888) 286-8010, or (617) 801-6888 for international callers, and the passcode is 60621623.

Non-GAAP Financial Measures

Borland continues to provide all information required in accordance with generally accepted accounting practices (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland uses Non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, the Non-GAAP financial measures used by Borland may not be consistent with the presentation of similar companies in Borland’s industry. However, Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Borland’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods.

Borland computes its Non-GAAP financial measure of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and certain income and one-time charges and benefits. Management believes that the inclusion of this Non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Borland’s industry, many of which present the same or similar Non-GAAP financial measures to investors. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP financial measure of net income. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses, as well as certain one-time charges that do not relate to ongoing operations, from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland enables enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. The final results for the third quarter of 2003 may differ from the preliminary results discussed or forecasted in the forward-looking statements. Forward-looking statements contained in this release may relate to, but are not limited to:

•	Borland’s preliminary financial guidance for the third quarter of 2003;
•	Borland’s near-term and long-term outlook; and
•	demand for our products and market and technological trends in the software industry.

Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among others, the following:

•	Borland’s ability to transition to selling multi-product solutions for the application development lifecycle;
•	risks associated with final review of the results and preparation of quarterly financial statements;
•	general economic factors, capital market conditions and general industry trends;
•

the ability to successfully integrate acquisitions, costs associated with acquisitions, diversion of management attention from other business concerns due to acquisitions, and undisclosed or unanticipated liabilities and risks resulting from acquired companies;

•	actions or announcements by competitors, including the potential effects on Borland of competition in computer software product and services markets;
•	growth rates in the software and professional services markets in which Borland participates;
•	the effect of rapid technological change on demand for Borland’s products;
•	market acceptance of new or enhanced products or services developed, marketed or sold by Borland;
•	delays in scheduled product availability dates;
•	Borland’s dependence on technologies licensed from third parties; and
•	Borland’s ability to attract and retain qualified personnel and manage its growth.

These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its fiscal 2003 Annual Report on Form 10-K and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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